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                                                             Exhibit 7

EXHIBIT "D"

                          STATEMENT OF CONDITION
                      BANK OF MONTREAL TRUST COMPANY
                                 NEW YORK
                     _________________________________

ASSETS

Due From Banks                                        $   594,897
                                                      -----------
Investment Securities:
     State & Municipal                                 17,099,800
     Other                                                    100
                                                      -----------
         Total Securities                              17,099,900

Loans and Advances
     Federal Funds Sold                                 2,000,000
     Overdrafts                                            17,218
                                                      -----------
          Total Loans and Advances                      2,017,218
                                                      -----------

Investment in Harris Trust, NY                          8,036,150
Premises and Equipment                                    122,818
Other Assets                                            2,721,789
                                                       ----------
                                                       10,880,757
                                                       ----------

          TOTAL ASSETS                                $30,592,772
                                                      ===========

LIABILITIES

Trust Deposits                                         $6,408,362
Other Liabilities                                         659,021
                                                      -----------
          TOTAL LIABILITIES                             7,067,383
                                                      -----------
CAPITAL ACCOUNTS

Capital Stock, Authorized, Issued and
     Fully Paid - 10,000 Shares of $100 Each            1,000,000
Surplus                                                 4,222,188
Retained Earnings                                      18,298,208
Equity - Municipal Gain/Loss                                4,993
                                                      -----------
          TOTAL CAPITAL ACCOUNTS                       23,525,389
                                                      -----------
          TOTAL LIABILITIES
          AND CAPITAL ACCOUNTS                        $30,592,772
                                                      ===========

      I, Mark F. McLaughlin, Vice President, of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                            Mark F. McLaughlin
                               June 30, 1997

      We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declared that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                               Sanjiv Tandon
                              Kevin O. Healey
                            Steven R. Rothbloom
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